UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

6D GLOBAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 450 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 681-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

           On December 4, 2014, 6D Global Technologies, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC approving the Company’s application to trade the Company’s common stock on The Nasdaq Capital Market. The Company will continue to use “SIXD” as the trading symbol for its common stock. The Company will provide further information as to the date on which trading will commence on The Nasdaq Capital Market when available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6D Global Technologies, Inc.

Date: December 5, 2014	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer and interim
Chief Financial Officer